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                                  AMERIKING, INC.
                                CALCULATION OF EPS

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
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                                                                                     Dec. 29, 1998 to       Dec. 30, 1997 to
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                                                                                         Dec. 27, 1999          Dec. 28, 1998
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
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                             817,000              1,813,000
Earnings available to stockholders
Dividends
     Preferred Stock                                                                               (585,000)              (558,000)
     Senior Preferred Stock                                                                      (5,325,000)            (4,678,000)
Amortization of issuance costs                                                                     (119,000)              (110,000)
                                                                                                  ---------             ----------
Income (loss) before extraordinary item available to common stockholders                         (5,212,000)            (3,533,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)                                -                      -
                                                                                                  ---------             ----------
Income (loss) available to common stockholders                                                   (5,212,000)            (3,533,000)

Weighted average number of common shares                                                            902,992                902,992
Dilutive effect of options and warrants                                                                   -                      -
                                                                                                  ---------             ----------
Weighted average number of common shares outstanding - basic                                        902,992                902,992

Net income (loss) per common share before extraordinary item - basic                                  (5,77)                 (3,91)
Extraordinary item - basic                                                                                -                      -
                                                                                                  ---------             ----------
Net income (loss) per common share - basic                                                            (5,77)                 (3,91)

Net income (loss) per common share before extraordinary item - diluted                                (5,77)                 (3,91)
Extraordinary item - diluted                                                                              -                      -
                                                                                                  ---------             ----------
Net income (loss) per common share - diluted                                                          (5,77)                 (3,91)

Weighted average number of common shares basic:
     Original shares                                                                                863,290                863,290
     Option shares                                                                                    9,702                  9,702
     Warrant shares                                                                                       -                      -
     Common stock units                                                                              30,000                 30,000
                                                                                                  ---------             ----------
     Total                                                                                          902,992                902,992

Weighted average number of common shares - diluted
     Original shares                                                                                863,290                863,290
     Option shares                                                                                    9,702                  9,702
     Warrant shares                                                                                       -                      -
     Common stock units                                                                              30,000                 30,000
                                                                                                  ---------             ----------
     Total                                                                                          902,992                902,992
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